Exhibit 99.1

Contact: Tyra Tutor Senior Vice President – Corporate Development (904) 360-2500 tyra.tutor@mpsgroup.com

NEWS RELEASE	For Immediate Release

MPS Group Announces Third Quarter 2009 Results

JACKSONVILLE, Fla. (October 29, 2009) — MPS Group, Inc. (NYSE:MPS), a leading provider of specialty staffing, consulting and business solutions, today announced financial results for the third quarter and nine months ended September 30, 2009. Third quarter revenue of $408 million was within the range of guidance previously provided by management, and diluted net income per common share of $0.06 was above the range of guidance previously provided by management, due primarily to lower general and administrative expenses and the benefit of a lower income tax rate.

MPS Group revenue decreased 29% versus last year’s third quarter. Excluding the impact of changes in foreign currency exchange rates, revenue was down 25% versus the third quarter of 2008. On a sequential basis, revenue declined 2% versus the second quarter of 2009. Excluding the impact of changes in foreign currency exchange rates, revenue decreased 5% sequentially versus the second quarter of 2009.

Third quarter gross margin of 26.8% was adversely affected by fewer permanent placement fees, which represented 2.9% of total revenue in the third quarter of 2009 versus 5.3% of total revenue in the prior year’s third quarter. In the third quarter, operating income was $8 million, or 2.1% of third quarter revenue, compared with $7 million, or 1.6% of revenue, in the second quarter of 2009.

A detailed analysis of revenue, gross profit and operating income by segment is provided below. A summary balance sheet is provided below as well.

Timothy Payne, MPS Group Chief Executive Officer, stated, “We were pleased with our financial performance for the quarter despite the current weakness in the employment market.”

“During the quarter, general and administrative expenses declined $6 million sequentially versus the second quarter of 2009, which produced a higher level of taxable income resulting in a lower-than-expected effective income tax rate,” added MPS Group Chief Financial Officer Robert Crouch. “The combination of these two items resulted in earnings per share being above the range of guidance previously provided.”

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1 Independent Drive • Jacksonville, Florida 32202 • 904-360-2000 • 904-360-2814 fax

www.mpsgroup.com

MPS Group Announces Third Quarter 2009 Results

October 29, 2009

As previously announced, MPS Group has signed a definitive agreement to be acquired by Adecco Group for $13.80 per common share in a cash transaction valued at approximately $1.3 billion. The Adecco Group (SIX:ADEN-VX) (Euronext:ADE), based in Zurich, Switzerland, is a Fortune Global 500 Company and the world’s leading provider of human resource solutions with operations in over 60 countries. The transaction is expected to close in the first quarter of 2010 and is subject to MPS Group shareholder approval, antitrust clearance and certain other regulatory approvals and closing conditions.

About MPS Group

MPS Group is a leading provider of staffing, consulting, and solutions in the disciplines of information technology, finance and accounting, law, engineering, marketing and creative, property, and healthcare. MPS Group delivers its services to businesses and government entities in the United States, Europe, Canada, Australia, and Asia. A Fortune 1000 company with headquarters in Jacksonville, Florida, MPS Group trades on the New York Stock Exchange. For more information about MPS Group, please visit www.mpsgroup.com.

Additional Information and Where To Find It

In connection with the proposed merger, MPS Group will file a proxy statement with the Securities and Exchange Commission (“SEC”). Investors are urged to read the proxy statement when it becomes available because it will contain important information about the merger as well as other documents filed by MPS Group at the SEC’s Internet site, www.sec.gov. These documents can also be obtained for free from MPS Group’s Investor Relations web site (www.mpsgroup.com) or by calling 904-360-2500.

MPS Group and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information regarding MPS Group’s directors and executive officers is available in MPS Group’s proxy statement dated April 20, 2009, filed with the SEC. Additional information regarding the interests of participants of MPS Group will be included in the proxy statement to be filed with the SEC in connection with the merger.

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MPS Group Announces Third Quarter 2009 Results

October 29, 2009

Forward-Looking Statements

This press release contains forward-looking statements that are subject to certain risks, uncertainties or assumptions described above and may be affected by other factors, including, but not limited to: fluctuations in the economies and financial markets in the U.S. and foreign countries where we do business and in the Company’s industry segments in particular; the market price of the Company’s common stock has been, and may continue to be, materially affected by the anticipated commencement and completion of the proposed acquisition of the Company, or the failure of the acquisition of the Company to be completed; uncertainties associated with the proposed acquisition may cause a loss of employees and may otherwise adversely affect the Company’s business operations; the proposed acquisition agreement contains restrictive covenants that may limit the Company’s ability to respond to changes in market conditions or pursue business opportunities; industry trends toward consolidating vendor lists; the demand for the Company’s services, including the impact of changes in utilization rates; consolidation or bankruptcy of major customers; the effect of competition, including the Company’s ability to expand into new markets and to remain profitable or maintain profit margins in the face of pricing pressures; the Company’s ability to retain significant existing customers or obtain new customers; the Company’s ability to recruit, place and retain consultants and professional employees; the Company’s ability to identify and complete acquisition targets and to successfully integrate acquired operations into the Company; possible changes in governmental laws and regulations affecting the Company’s operations, including possible changes to laws and regulations relating to benefits for consultants and temporary personnel, and possible increased regulation of the employer-employee relationship; employment-related claims, costs, and other litigation matters; adjustments during periodic tax audits; litigation relating to prior and current transactions and activities; claims and liabilities asserted for the acts or omissions of our temporary employees; fluctuations in interest rates or foreign currency exchange rates; loss of key employees; fluctuations in the price of the Company’s common stock due to actual or anticipated changes in quarterly operating results, financial estimates, statements by securities analysts, and other events; and other factors discussed in the Company’s filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as: “will,” “may,” “should,” “could,” “expects,” “intends,” “plans,” “hopes,” “indicates,” “projects,” “can,” “anticipates,” “perhaps,” “probably,” “believes,” “estimates,” “appears,” “predicts,” “potential,” “continues,” “would,” or “become,” or other comparable terminology or the negative of these terms or other comparable terminology. Readers are urged to review and consider the matters discussed in “Item 1A. Risk Factors” of the Company’s Form 10-K for the year ended December 31, 2008 and discussion of risks or uncertainties in subsequent filings with the Securities and Exchange Commission.

Should one or more of these risks, uncertainties or other factors materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements of the Company may vary materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on beliefs and assumptions of the Company’s management and on information then currently available to management. Undue reliance should not be placed on such forward-looking statements. Forward-looking statements are not guarantees of performance. Such forward-looking statements were prepared by the Company based upon information available at the time of such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events.

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MPS Group Announces Third Quarter 2009 Results

October 29, 2009

MPS Group, Inc.

Unaudited Operating Highlights

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
Operating Highlights:	2009	2008	2009	2008
Revenue:
North American Professional Services	$128,257	$192,185	$421,893	$557,453
International Professional Services	107,616	142,033	309,347	443,383
North American Information Technology Services	124,793	154,765	376,343	471,854
International Information Technology Services	47,105	88,501	147,474	262,065

Total revenue	407,771	577,484	1,255,057	1,734,755

Gross profit:
North American Professional Services	37,101	58,380	120,344	171,296
International Professional Services	23,826	41,597	71,293	135,046
North American Information Technology Services	38,966	47,797	117,902	145,525
International Information Technology Services	9,522	16,320	29,073	45,631

Total gross profit	109,415	164,094	338,612	497,498

Operating income:
North American Professional Services	6,145	17,104	20,588	51,645
International Professional Services	2,811	5,213	6,629	23,839
North American Information Technology Services	6,613	10,367	14,663	33,326
International Information Technology Services	743	4,009	3,477	9,879

Operating income before unallocated corporate expenses	16,312	36,693	45,357	118,689
Unallocated corporate expenses	7,865	7,513	24,032	22,721

Total operating income	8,447	29,180	21,325	95,968
Other income (expense), net	1,573	(2,715)	601	(4,259)

Income before provision for income taxes	10,020	26,465	21,926	91,709
Provision for income taxes	4,568	9,257	11,950	34,702

Net income	$5,452	$17,208	$9,976	$57,007

Diluted net income per common share	$0.06	$0.19	$0.11	$0.62

Diluted common shares outstanding	89,199	90,315	88,161	91,738

			As of
			September 30, 2009	December 31, 2008
Cash and cash equivalents			$152,848	$90,566
Accounts receivable, net of allowance			259,220	282,093
Other			32,111	24,198

Current assets			444,179	396,857
Long-term assets			384,422	399,035

Total assets			$828,601	$795,892

Current liabilities			$178,795	$173,147
Other			28,568	31,275
Stockholders’ equity			621,238	591,470

Total liabilities and stockholders’ equity			$828,601	$795,892

Working capital			$265,384	$223,710

	Three Months Ended
	September 30, 2009
Net cash provided by operating activities	$29,773

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MPS Group Announces Third Quarter 2009 Results

October 29, 2009

MPS Group, Inc.

Unaudited Reconciliation of Non-GAAP Financial Measures to Most Comparable GAAP Financial Measures

Reconciliation of EBITDA to Net Income

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
EBITDA	$12,529	$34,857	$34,428	$112,740
Depreciation and intangibles amortization	4,082	5,677	13,103	16,772

Operating income	8,447	29,180	21,325	95,968
Other income (expense), net	1,573	(2,715)	601	(4,259)

Income before provision for income taxes	10,020	26,465	21,926	91,709
Provision for income taxes	4,568	9,257	11,950	34,702

Net income	$5,452	$17,208	$9,976	$57,007

Reconciliation of Year-Over-Year Quarterly Revenue Growth Rate, Excluding

the Effects of Changes in Foreign Currency Exchange Rates

	MPS Group	N. American Businesses	International Businesses
Revenue growth rate 3Q2008 to 3Q2009, excluding the effects of changes in foreign currency exchange rates	-25.4%	-26.9%	-23.2%
Revenue growth rate contributed from effects of changes in currency	-4.0%	-0.2%	-9.7%

GAAP revenue growth rate 3Q2008 to 3Q2009	-29.4%	-27.1%	-32.9%

Reconciliation of Year-Over-Year Quarterly Revenue Growth Rate, Excluding

the Effects of Changes in Foreign Currency Exchange Rates

	Professional N. American	IT N. American	IT International	Professional International
Revenue growth rate 3Q2008 to 3Q2009, excluding the effects of changes in foreign currency exchange rates	-33.3%	-19.0%	-39.3%	-13.2%
Revenue growth rate contributed from effects of changes in currency	—	-0.4%	-7.5%	-11.0%

GAAP revenue growth rate 3Q2008 to 3Q2009	-33.3%	-19.4%	-46.8%	-24.2%

Reconciliation of Sequential Quarterly Revenue Growth Rate, Excluding the Effects of Changes in Foreign Currency Exchange Rates

	MPS Group	International Businesses	IT International	Professional International
Revenue growth rate 2Q2009 to 3Q2009, excluding the effects of changes in foreign currency exchange rates	-4.9%	-4.5%	-11.2%	-1.3%
Revenue growth rate contributed from effects of changes in currency	2.5%	6.4%	5.7%	6.9%

GAAP revenue growth rate 2Q2009 to 3Q2009	-2.4%	1.9%	-5.5%	5.6%

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